UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 31, 2017

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(b) and (c) Departure of Directors or Certain Officers; Appointment of Certain Officers.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), today announced that on August 31, 2017, Dennis J. Lubojacky, the current Chief of Accounting and principal accounting officer of the Company, retired. As previously reported, Mr. Lubojacky had informed the Company in April of his desire to retire, and had agreed to continue to serve in his position until a successor was named and through a transition period. Mr. Lubojacky has also retired from his position as Vice President and Chief Financial Officer of the Company’s subsidiary, Noble Corporation, a Cayman Islands company.

Mr. Lubojacky’s position as the Company’s principal accounting officer has been assumed, as of the same date, by Thomas B Sloan, who joined the Company as Vice President and Controller on July 24, 2017. Previously, Mr. Sloan served as vice president and principal accounting officer at Tesco Corporation (US), a drilling equipment manufacturer from May 2014. Prior to that time, Mr. Sloan held several positions from 2011 to 2013 at the offshore driller, Ocean Rig, including Vice President and Corporate Controller. Mr. Sloan has also assumed the position of Vice President and Chief Financial Officer of the Company’s subsidiary, Noble Corporation.

There is no arrangement or understanding between Mr. Sloan and any other person pursuant to which Mr. Sloan was appointed to his position with the Company. There is no family relationship between Mr. Sloan and any director or executive officer of the Company. There are no transactions in which Mr. Sloan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Sloan have entered into an employment agreement and guaranty, effective as of July 24, 2017, which includes a change of control feature and is guaranteed by the Company. The description of the Company’s current form of employment and guaranty agreement for our executive officers, set forth under “2016 Compensation Information — Potential Payments on Termination or Change of Control — Change of Control Employment Agreements” in the Company’s definitive proxy statement filed with the SEC on March 17, 2017, is incorporated herein by reference.

Also in connection with Mr. Sloan’s appointment, the Compensation Committee of the Board of Directors of the Company authorized and approved the issuance on July 24, 2017 of awards to Mr. Sloan of 81,658 time-vested restricted stock units. These awards vest one-third per year over three years commencing on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2017

NOBLE CORPORATION

By:	/s/ Adam C. Peakes
Adam C. Peakes
Senior Vice President and Chief Financial Officer